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Solid Growth in Earnings, Revenues and Margins, and $4.7 Billion Returned to Shareholders Highlight AT&T’s First-Quarter Results

Wireless Margins Expand and Smartphone Sales Set First-Quarter Record; 30 Percent of Smartphone Customers are on 4G-Capable Devices

▪	$0.60 diluted EPS compared to $0.57 diluted EPS in the first quarter of 2011

▪	Consolidated revenues of $31.8 billion, up $575 million, or 1.8 percent, versus the year-earlier period

▪	Wireless operating income margin up to 27.2 percent; wireless EBITDA service margin up significantly to 41.6 percent even with strong smartphone sales

▪	More than $2 billion in stock buybacks; 67.7 million shares repurchased

▪	AT&T’s growth engines — wireless, wireline data and managed services — represented 78 percent of total revenues and grew 6.2 percent versus the same quarter a year ago, led by:

o	19.9 percent growth in wireless data revenues, up more than $1 billion versus the year-earlier quarter

o	19.0 percent growth in strategic business services revenues

o	38.2 percent growth in consumer U-verse revenues

▪	Smartphone sales of 5.5 million, exceeding the previous first-quarter record, with about 30 percent of all postpaid smartphone subscribers on 4G-capable devices

▪	726,000 total wireless net adds, with gains in every customer category

▪	Postpaid wireless churn of 1.1 percent, lowest level in seven quarters

▪	Record first-quarter branded computing (tablets, tethering plans, etc.) net adds of 460,000 to reach a total of 5.8 million, up almost 70 percent versus a year ago

▪	Postpaid wireless subscriber ARPU (average monthly revenues per subscriber), up 1.7 percent to $64.46

▪	Wireline business year-over-year revenue comparisons continue to improve

▪	Wireline consumer revenues up 1.0 percent versus the year-earlier period; seventh consecutive quarter of year-over-year growth

▪	AT&T U-verse® subscribers (TV and high speed Internet) top 6 million; U-verse TV subscribers reach 4 million in service

Note: AT&T's first-quarter earnings conference call will be broadcast live via the Internet at 10 a.m. ET on Tuesday, April 24, 2012, at www.att.com/investor.relations.

DALLAS, April 24, 2012 — AT&T Inc. (NYSE:T) today reported first-quarter results highlighted by strong 4G mobile data sales and wireless margins, and solid revenue and earnings growth.

“We continue to capitalize on our terrific momentum in mobile Internet,” said Randall Stephenson, AT&T chairman and chief executive officer. “Smartphone and branded computing device sales continue to set a record pace, mobile data revenues were up nearly 20 percent, and we achieved this growth with expanding margins. These results add confidence in our outlook for the year.”

First-Quarter Financial Results

For the quarter ended March 31, 2012, AT&T's consolidated revenues totaled $31.8 billion, up $575 million, or 1.8 percent, versus the year-earlier quarter.

Compared with results for the first quarter of 2011, operating expenses were $25.7 billion versus $25.4 billion; operating income was $6.1 billion, up from $5.8 billion; and operating income margin was 19.2 percent, compared to 18.6 percent.

First-quarter 2012 net income attributable to AT&T totaled $3.6 billion, or $0.60 per diluted share, up from $3.4 billion, or $0.57 per diluted share, in the year-earlier quarter.

First-quarter 2012 cash from operating activities totaled $7.8 billion, and capital expenditures totaled $4.3 billion. Free cash flow — cash from operating activities minus capital expenditures — totaled $3.5 billion. During the first quarter, AT&T began repurchasing shares under its outstanding 300 million share buyback authorization. The company repurchased 67.7 million of its shares for $2.1 billion in the quarter.

WIRELESS OPERATIONAL HIGHLIGHTS

Led by mobile data growth in the first quarter, AT&T delivered strong smartphone and branded computing device sales with solid data revenue growth, lower postpaid churn and expanding margins. Highlights included:

Wireless Data Revenues Increase $1 Billion. Total wireless revenues, which include equipment sales, were up 5.4 percent year over year to $16.1 billion. Wireless service revenues increased 4.3 percent, to $14.6 billion, in the first quarter. Wireless data revenues — driven by Internet access, access to applications, messaging and related services — increased by more than $1 billion, or 19.9 percent, from the year-earlier quarter to $6.1 billion. First-quarter wireless operating expenses totaled $11.7 billion, up 3.4 percent versus the year-earlier quarter, and wireless operating income was $4.4 billion, up 11.3 percent year over year.

Wireless Margins Expand Even With Strong Smartphone Sales. First-quarter wireless margins grew significantly, driven by improved operating efficiencies and further revenue gains from the company’s 41 million high-quality smartphone subscribers. AT&T’s first-quarter wireless operating income margin was 27.2 percent versus 25.8 percent in the year-earlier quarter, and AT&T’s wireless EBITDA service margin was 41.6 percent, compared with 39.0 percent in the first quarter of 2011. (EBITDA service margin is operating income before depreciation and amortization, divided by total service revenues.)

Subscriber Gains in Every Category. AT&T posted a net increase in total wireless subscribers of 726,000 in the first quarter to reach 103.9 million in service. This included gains in every customer category. Subscriber additions for the quarter include postpaid net adds of 187,000. Prepaid net adds were 125,000, connected device net adds were 230,000 and reseller net adds were 184,000. First-quarter net adds reflect continued adoption of smartphones and sales of tablets.

Smartphone Sales Exceed First-Quarter Record. AT&T sold 5.5 million smartphones, exceeding a first-quarter sales record set last year. Smartphones represented more than 78 percent of postpaid device sales. At the end of the quarter, 59.3 percent, or 41.2 million, of AT&T's postpaid subscribers had smartphones, up from 46.2 percent and 31.5 million a year earlier. AT&T’s ARPU for smartphones is 90 percent higher than for non-smartphone subscribers. About 88 percent of smartphone subscribers are on FamilyTalk® or business plans. Churn levels for these subscribers are significantly lower than for other postpaid subscribers. About 30 percent of AT&T’s postpaid smartphone customers use a 4G-capable device.

Both Android and iPhone device sales remain strong. iPhone sales were helped by AT&T’s 4G network, which lets iPhone 4S download three-times faster than other U.S. carriers’ networks. In the quarter, the company activated 4.3 million iPhones, with 21 percent new to AT&T.

Strong Branded Computing Sales. AT&T had its best-ever first-quarter sales for branded computing subscribers, a new wireless data revenue growth area for the company that includes tablets, tethering plans, aircards, mobile Wi-Fi hot spots and other data-only devices. AT&T added 460,000 of these devices to reach 5.8 million, up almost 70 percent in total subscribers from a year ago. During the quarter, 240,000 tablets were added, about three-quarters of which were postpaid.

61 Percent of Smartphone Subscribers on Tiered Data Plans. The number of subscribers on tiered data plans also continues to increase. About 25 million, or 61 percent, of all smartphone subscribers are on tiered data plans compared to 38 percent a year ago, and more than 70 percent have chosen the higher-tiered plans. AT&T’s postpaid wireless subscribers on data plans increased by 15.1 percent over the past year.

Industry-Leading Postpaid ARPU Continues Growth. Postpaid subscriber ARPU increased 1.7 percent versus the year-earlier quarter to $64.46. AT&T continues to lead the industry with postpaid subscriber ARPU. This marked the 13th consecutive quarter AT&T has posted a year-over-year increase in postpaid ARPU. Postpaid data ARPU reached $26.92, up 15.3 percent versus the year-earlier quarter.

Postpaid Churn Improves. Postpaid churn reached its lowest level in seven quarters. For the first quarter, postpaid churn was 1.10 percent, compared to 1.18 percent in the year-ago first quarter and 1.21 percent in the fourth quarter of 2011. Total churn was up, at 1.47 percent versus 1.36 percent in the first quarter of 2011 and 1.39 percent in the fourth quarter of 2011, due to higher reseller and connected device churn.

WIRELINE OPERATIONAL HIGHLIGHTS
AT&T's first-quarter wireline results were led by continued improving trends in business and strong growth in U-verse revenues. Highlights included:

Wireline Operating Income Improves. AT&T’s wireline operating income totaled $1.8 billion, 2.4 percent higher than the first quarter of 2011 and down 1.2 percent versus the fourth quarter of 2011. First-quarter wireline operating income margin was 12.2 percent, compared to 11.8 percent in the year-earlier quarter. Total first-quarter wireline revenues were $14.9 billion, down 0.8 percent versus the year-earlier quarter and down slightly sequentially. First-quarter wireline operating expenses were $13.1 billion, down 1.2 percent versus the first quarter of 2011 and down slightly sequentially. Improved consumer and business strategic services revenue trends and execution of cost initiatives helped to partially offset declines in voice revenues.

Business Revenues Continue Improving Trends. Business revenues had their best year-over-year comparison in the last three years. Total business revenues were $9.2 billion, down 0.8 percent versus the year-earlier quarter. Business service revenues declined 0.3 percent year over year, compared to a year-over-year decline of 4.4 percent in the year-ago quarter, and were essentially flat sequentially.  Declines in legacy products were largely offset by continued strong growth in strategic business services.

Business Data Revenue Growth Accelerates. Revenues from strategic business services, the new-generation capabilities that lead AT&T's most advanced business solutions — including Ethernet, VPNs, hosting, IP conferencing and application services — grew 19.0 percent versus the year-earlier quarter, continuing strong trends in this area. This now represents a $6.2 billion annualized revenue stream. Total business data revenue growth accelerated to 4.2 percent year over year, the strongest showing in four years.

U-verse Drives Consumer Revenue Growth. Continued strong growth in consumer IP data services in the first quarter offset lower revenues from voice and legacy products. Driven by strength in IP data services, revenues from residential customers totaled $5.4 billion, an increase of 1.0 percent versus the first quarter a year ago. The first quarter marked the seventh consecutive quarter of year-over-year growth in wireline consumer revenues. U-verse continues to drive a transformation in wireline consumer, reflected by the fact that consumer broadband, video and voice over IP revenues now represent 55 percent of wireline consumer revenues, up from 47 percent in the year-earlier quarter. Increased AT&T U-verse penetration and a significant number of subscribers on triple- or quad-play options drove 17.5 percent year-over-year growth in IP revenues from residential customers (broadband, U-verse TV and U-verse Voice) and 3.8 percent sequential quarterly growth. Consumer  U-verse revenues grew 38.2 percent compared with the year-ago first quarter and were up 8.5 percent versus the fourth quarter of 2011.

U-verse Tops 6 Million Subscriber Mark. Total AT&T U-verse subscribers (TV and High Speed Internet) reached 6.2 million in the first quarter. AT&T U-verse TV added 200,000 subscribers to reach 4.0 million in service. In the first quarter, the AT&T U-verse High Speed Internet attach rate was more than 90 percent and about half of new subscribers took AT&T U-verse Voice. About three-fourths of AT&T U-verse TV subscribers have a triple- or quad-play option from AT&T. ARPU for U-verse triple-play customers was $169, up slightly year over year. Penetration of eligible living units continues to grow and was at 16.8 percent in the first quarter, and 27.1 percent across areas marketed to for 42 months or more. AT&T U-verse High Speed Internet delivered a first-quarter net gain of 718,000 subscribers to reach a total of 5.9 million, more than offsetting losses from DSL. Overall, AT&T added 103,000 wireline broadband connections. About 45 percent of consumers have a broadband plan delivering speeds up to 6 Mbps or higher versus 35 percent in the year-ago quarter.

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About AT&T

AT&T Inc. (NYSE:T) is a premier communications holding company and one of the most honored companies in the world. Its subsidiaries and affiliates – AT&T operating companies – are the providers of AT&T services in the United States and around the world. With a powerful array of network resources that includes the nation’s largest 4G network, AT&T is a leading provider of wireless, Wi-Fi, high speed Internet, voice and cloud-based services. A leader in mobile Internet, AT&T also offers the best wireless coverage worldwide of any U.S. carrier, offering the most wireless phones that work in the most countries.  It also offers advanced TV services under the AT&T U-verse® and AT&T │DIRECTV brands. The company’s suite of IP-based business communications services is one of the most advanced in the world. In domestic markets, AT&T Advertising Solutions and AT&T Interactive are known for their leadership in local search and advertising.

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Cautionary Language Concerning Forward-Looking Statements

Information set forth in this news release contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results may differ materially. A discussion of factors that may affect future results is contained in AT&T's filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update or revise statements contained in this news release based on new information or otherwise. This news release may contain certain non-GAAP financial measures. Reconciliations between the non-GAAP financial measures and the GAAP financial measures are available on the company's website at www.att.com/investor.relations. Accompanying financial statements follow.

NOTE: EBITDA is defined as operating income before depreciation and amortization. EBITDA differs from Segment Operating Income (loss), as calculated in accordance with U.S. generally accepted accounting principles (GAAP), in that it excludes depreciation and amortization. EBITDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. EBITDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with GAAP. Our calculation of EBITDA, as presented, may differ from similarly titled measures reported by other companies.

NOTE: Free cash flow is defined as cash from operations minus capital expenditures. We believe this metric provides useful information to our investors because management regularly reviews free cash flow as an important indicator of how much cash is generated by normal business operations, including capital expenditures, and makes decisions based on it. Management also views it as a measure of cash available to pay debt and return cash to shareowners.

NOTE: Adjusted Operating Income and Adjusted Operating Income Margin are non-GAAP financial measures calculated by excluding from operating revenues and operating expenses significant items that are non-operational or non-recurring in nature. Management believes that these measures provide relevant and useful information to investors and other users of our financial data in evaluating the effectiveness of our operations and underlying business trends. Adjusted Operating Income and Adjusted Operating Income Margin should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP. Our calculation of Adjusted Operating Income, as presented, may differ from similarly titled measures reported by other companies.